UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2015 (October 19, 2015)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane	37604
(Address of principal executive offices)	(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 19, 2015 (the “Closing Date”), NN, Inc., a Delaware corporation (“NN”), completed its previously announced acquisition (the “Acquisition”) of all of the outstanding capital stock of Precision Engineered Products Holdings, Inc., a Delaware corporation (“PEP”), pursuant to that certain Stock Purchase Agreement, dated as of August 17, 2015 (the “Stock Purchase Agreement”), by and among NN, PEP and PEP Industries, LLC, a Delaware limited liability company (“Seller”).

In connection with the Acquisition, on the Closing Date, NN completed its previously announced private offering (the “Offering”) of $300.0 million aggregate principal amount of its 10.25% Senior Notes due 2020 (the “Notes”), and entered into new senior secured credit facilities consisting of a $525.0 million term loan credit facility (the “New Term Loan Credit Facility”) and a $100.0 million revolving loan credit facility (the “New Revolving Loan Credit Facility” and, together with the New Term Loan Credit Facility, the “New Senior Credit Facilities”).

NN utilized the net proceeds from the Offering, together with borrowings under the New Term Loan Credit Facility and cash on hand, to pay the purchase price for the Acquisition, to refinance certain indebtedness of NN (as described below) and to pay fees and expenses related to the foregoing.

Purchase Agreement

On October 16, 2015, NN and certain of its subsidiaries entered into a purchase agreement (the “Purchase Agreement”) with SunTrust Robinson Humphrey, Inc., as representative of the several initial purchasers listed on Schedule A attached to the Purchase Agreement (the “Initial Purchasers”), in connection with the Offering of the Notes.

On October 19, 2015, the Notes were offered and sold to qualified institutional buyers inside the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture and Supplemental Indenture

The terms of the Notes are governed by an indenture, dated as of the Closing Date (the “Indenture”), by and among NN, the subsidiary guarantors party thereto (the “NN Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

Interest and Maturity. The Notes bear interest at a rate of 10.25% per annum and mature on November 1, 2020. Interest is payable on the Notes on May 1 and November 1 of each year, commencing on May 1, 2016.

Guarantees. NN’s obligations under the Notes are guaranteed by the NN Guarantors and PEP and certain direct and indirect domestic subsidiaries of PEP (collectively, the “PEP Guarantors” and, together with the NN Guarantors, the “Guarantors”).

Ranking. The Notes and related guarantees are senior unsecured obligations and rank equally in right of payment with all of NN’s existing and future senior debt, senior in right of payment to all of NN’s existing and future subordinated debt, and effectively subordinated to all of NN’s existing and future secured debt.

Covenants. The Indenture contains restrictive covenants that limit the ability of NN and its restricted subsidiaries to, among other things, incur more indebtedness or issue certain preferred shares; pay dividends, redeem stock or make other distributions; make certain investments; create liens; enter into agreements restricting its subsidiaries’ ability to pay dividends; and consolidate, merge, sell or otherwise dispose of all or substantially all of its or their assets. These covenants are subject to certain exceptions and qualifications as set forth in the Indenture.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, and accrued but unpaid interest on, all of the Notes to be due and payable immediately.

Redemption. At any time prior to November 1, 2017, NN may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture and the Notes. At any time on or after November 1, 2017, NN may redeem the Notes at the redemption prices set forth in the Indenture and the Notes, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to November 1, 2017, NN may redeem up to 35% of the original aggregate principal amount of the Notes in an amount not exceeding the net proceeds of one or more equity offerings, as described in the Indenture, at a redemption price equal to 110.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If NN experiences certain change of control events, NN must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The foregoing description of the Indenture and the Notes and related guarantees is qualified in its entirety by reference to the Indenture and the Notes and related guarantees, copies of which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Purchase Agreement Joinder

Subsequent to the completion of the Acquisition, on the Closing Date, the PEP Guarantors entered into a joinder to the Purchase Agreement (the “Joinder Agreement”), pursuant to which the PEP Guarantors became parties to the Purchase Agreement.

The foregoing description of the Joinder Agreement is qualified in its entirety by reference to the Joinder Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Supplemental Indenture

Subsequent to the completion of the Acquisition, on the Closing Date, the PEP Guarantors entered into a supplemental indenture (the “Supplemental Indenture”) with NN and the Trustee, pursuant to which the PEP Guarantors became guarantors of the Notes under the Indenture.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

New Senior Credit Facilities

In connection with the Acquisition, on the Closing Date, NN entered into a new credit agreement (the “Credit Agreement”) with KeyBank National Association, as administrative agent (“KeyBank”), Regions Bank, as syndication agent, SunTrust Bank, as documentation agent, and KeyBanc Capital Markets, Inc., SunTrust Robinson Humphrey, Inc. and Regions Capital Markets as joint lead arrangers and joint bookrunners, providing for the New Senior Credit Facilities.

Interest. The interest rates applicable to borrowings under the New Senior Credit Facilities are based on a fluctuating rate of interest measured by reference to either, at NN’s option, (i) a base rate, plus an applicable margin, or (ii) the greater of the London Interbank Offered Rate (“LIBOR”) or 1.0%, plus an applicable margin. The initial applicable margin for all borrowings under the New Term Loan Credit Facility is 3.75% per annum with respect to base rate borrowings and 4.75% per annum with respect to

LIBOR borrowings. The initial applicable margin for New Revolving Loan Credit Facility borrowings is 2.50% per annum with respect to base rate borrowings and 3.50% per annum with respect to LIBOR borrowings, which shall be in effect until NN provides KeyBank with a compliance certificate, as required by the Credit Agreement. Thereafter, the applicable margin shall be determined by reference to a ratio of NN’s consolidated leverage ratio, as such term is defined in the Credit Agreement.

Prepayments. NN may voluntarily prepay outstanding loans under the New Senior Credit Facilities, in whole or in part without premium or penalty. The Credit Agreement requires NN to prepay outstanding loans, subject to certain exceptions, with: (i) a variable percentage of excess cash flow; (ii) 100% of the net cash proceeds of non-ordinary course asset sales or other dispositions of property by NN or any of its subsidiaries, and 100% of the net cash proceeds from certain insurance and condemnation events with respect to NN’s assets, subject to customary thresholds and reinvestment rights; (iii) 100% of the net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted by the Credit Agreement by NN or any of its subsidiaries; (iv) 100% of any cash received not in the ordinary course of business.

Maturity. The New Revolving Loan Credit Facility matures on October 19, 2020. The New Term Loan Credit Facility matures on October 19, 2022.

Guarantee and Security. NN’s obligations under the New Senior Credit Facilities are guaranteed by NN and each of NN’s direct and indirect, existing and future domestic subsidiaries, subject to customary exceptions and limitations. The New Senior Credit Facilities are secured by a first priority lien over substantially all of NN’s and each guarantor’s assets, subject to certain customary exceptions.

Covenants. The New Senior Credit Facilities are subject to negative covenants that, among other things and subject to certain exceptions, limit NN’s ability and the ability of its restricted subsidiaries to: (i) incur liens; (ii) incur indebtedness; (iii) make investments and acquisitions; (iv) merge, liquidate or dissolve; (v) sell assets, including capital stock of subsidiaries; (vi) pay dividends on capital stock or redeem, repurchase or retire capital stock; (vii) alter NN’s business; (viii) engage in transactions with NN’s affiliates; and (ix) enter into agreements limiting subsidiary dividends and distributions. In the event borrowings under the New Revolving Loan Credit Facility exceed 30.0% of the aggregate commitments under such New Revolving Loan Credit Facility, NN will become subject to a financial covenant that requires NN to maintain a specified consolidated net leverage ratio, as such term is defined in the Credit Agreement.

Events of Default. The Credit Agreement also contains certain customary events of default (including, among others, an event of default upon a change of control). If an event of default occurs and is not cured or waived, the lenders under the New Senior Credit Facilities are entitled to take various actions, including the acceleration of amounts due under the New Senior Credit Facilities and all actions permitted to be taken by a secured creditor.

Incremental Facilities. The Credit Agreement provides that NN has the right at any time to request one or more increases in the revolving loan commitments or term loan commitments up to $100 million in the aggregate, provided that any such request for an incremental increase must exceed $25 million and no event of default exists at the time of such request. Such incremental increases in commitments or loans are subject to certain customary conditions precedent.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Registration Rights Agreement and Registration Rights Agreement Joinder

On the Closing Date, NN and the NN Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the Notes with SunTrust Robinson Humphrey, Inc., for itself and as representative of the Initial Purchasers. The Registration Rights Agreement requires NN and the NN Guarantors, at their cost, to, among other things: (i) use their commercially reasonable efforts to file a registration statement under the Securities Act with respect to an offer to exchange (the “exchange offer”) the Notes and related guarantees for new, registered notes and guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes and related guarantees) and (ii) use their commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act and complete the exchange offer within 300 days after the Closing Date. In addition, under certain circumstances, NN and the NN Guarantors may be required to file a shelf registration statement to cover resales of the Notes and related guarantees.

If NN fails to satisfy its obligations under the Registration Rights Agreement with respect to the registrable securities (a “registration default”), then additional interest will accrue on the principal amount of the Notes and related guarantees that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period until and including the date such registration default ends, up to a maximum increase of 1.0% per annum). The additional interest will cease to accrue when the registration default is cured.

The Registration Rights Agreement defines “registrable securities” initially to mean the Notes and related guarantees. The Notes and related guarantees will cease to be registrable securities upon the earliest to occur of (i) when a registration statement with respect to such Notes and related guarantees has become effective under the Securities Act and such Notes and related guarantees have been exchanged or disposed of pursuant to such registration statement; (ii) when such Notes and related guarantees cease to be outstanding; or (iii) the later of (a) October 19, 2017 and (b) the date upon which such Notes and related guarantees are sold pursuant to Rule 144 under the Securities Act.

Subsequent to the completion of the Acquisition, on the Closing Date, the PEP Guarantors entered into a Registration Rights Agreement Joinder (the “Registration Rights Agreement Joinder”), pursuant to which the PEP Guarantors became parties to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement and the Registration Rights Agreement Joinder is qualified in its entirety by reference to the Registration Rights Agreement and Registration Rights Agreement Joinder, copies of which are filed hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On the Closing Date, contemporaneously with the execution and delivery of the New Credit Facilities, (i) that certain Term Loan Credit Agreement, dated as of August 29, 2014, by and among NN, Bank of America, N.A., the several lenders from time to time a party thereto, KeyBank National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBank National Association as joint lead arrangers and joint bookrunners, and (ii) that certain Credit Agreement, dated as of August 29, 2014, by and among NN, NN Netherlands B.V., the several lenders from time to time a party thereto, KeyBank National Association, and Bank of America, N.A., were terminated and all amounts outstanding thereunder were repaid.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the Stock Purchase Agreement, on the Closing Date, NN acquired all of the outstanding capital stock of PEP from the Seller. The aggregate purchase price (the “Purchase Price”) for the Acquisition was $615.0 million in cash, adjusted to account for PEP’s indebtedness, working capital and cash balance at the Closing Date. The Purchase Price was also adjusted for certain Acquisition-related expenses and tax benefits. The Purchase Price includes: (i) $2.0 million, which is being held in escrow to satisfy any potential working capital adjustments; (ii) $6.15 million, which is being held in escrow for twelve months following the Closing Date to satisfy any potential indemnification claims; and (iii) $5.0 million, which is being held in escrow to satisfy a portion of certain earnout obligations of Seller and/or PEP owed to certain persons that had previously sold certain business units to PEP.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to NN’s Current Report on Form 8-K filed on August 18, 2015, which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information regarding the Indenture, Supplemental Indenture, Purchase Agreement, Purchase Agreement Joinder and the New Senior Credit Facilities set forth in Item 1.01 above is incorporated herein by reference. On the Closing Date, NN borrowed $525.0 million under the New Term Loan Credit Facility. NN used the borrowings under the New Senior Credit Facilities, together with net proceeds from the Offering and cash on hand, to pay the Purchase Price for the Acquisition, to refinance certain indebtedness of NN and to pay fees and expenses related to the foregoing.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 20, 2015, NN issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes. Any offers of the Notes will be made only by means of a private offering memorandum.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of NN, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements about the effects of the Acquisition and the other transactions contemplated by the Stock Purchase Agreement and all other statements herein and therein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent NN’s views as of the date on which such statements were made. NN anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing NN’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of NN are described in the risk factors included in NN’s filings with the SEC, including NN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the risk factors included in Exhibit 99.1 to NN’s Current Report on Form 8-K filed on September 22, 2015. NN expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of August 17, 2015, by and among NN, Inc., Precision Engineered Products Holdings, Inc. and PEP Industries, LLC (incorporated by reference to Exhibit 2.1 to NN, Inc.’s Current Report on Form 8-K, filed on August 18, 2015).

4.1	Indenture, dated as of October 19, 2015, by and among NN, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee.

4.2	Form of the NN, Inc. 10.25% Senior Notes due 2020 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

4.3	Supplemental Indenture, dated as of October 19, 2015, by and among NN, Inc., certain direct and indirect subsidiaries of NN, Inc., as additional subsidiary guarantors, and U.S. Bank National Association, as trustee.

10.1	Purchase Agreement, dated as of October 16, 2015, by and among NN, Inc., the subsidiary guarantors party thereto and SunTrust Robinson Humphrey, Inc., acting on behalf of itself and as the representative of the several initial purchasers identified therein.

10.2	Joinder to the Purchase Agreement, dated as of October 19, 2015, by and among certain direct and indirect subsidiaries of NN, Inc., as additional parties to the Purchase Agreement filed herewith as Exhibit 10.1.

10.3	Credit Agreement, dated as of October 19, 2015, by and among NN, Inc., KeyBank National Association, as administrative agent, Regions Bank, a syndication agent and SunTrust Bank as documentation agent, and KeyBanc Capital Markets, Inc., SunTrust Robinson Humphrey, Inc. and Regions Capital Markets as joint lead arrangers and joint bookrunners.

10.4	Registration Rights Agreement, dated as of October 19, 2015, by and among NN, Inc., the subsidiary guarantors party thereto and SunTrust Robinson Humphrey, Inc.

10.5	Registration Rights Agreement Joinder, dated as of October 19, 2015, by and among certain direct and indirect subsidiaries of NN, Inc., as additional parties to the Registration Rights Agreement filed herewith as Exhibit 10.4.

99.1	Press Release of NN, Inc., dated October 20, 2015.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. NN, Inc. agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2015

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of August 17, 2015, by and among NN, Inc., Precision Engineered Products Holdings, Inc. and PEP Industries, LLC (incorporated by reference to Exhibit 2.1 to NN, Inc.’s Current Report on Form 8-K, filed on August 18, 2015).

4.1	Indenture, dated as of October 19, 2015, by and among NN, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee.

4.2	Form of the NN, Inc. 10.25% Senior Notes due 2020 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

4.3	Supplemental Indenture, dated as of October 19, 2015, by and among NN, Inc., certain direct and indirect subsidiaries of NN, Inc., as additional subsidiary guarantors, and U.S. Bank National Association, as trustee.

10.1	Purchase Agreement, dated as of October 16, 2015, by and among NN, Inc., the subsidiary guarantors party thereto and SunTrust Robinson Humphrey, Inc., acting on behalf of itself and as the representative of the several initial purchasers identified therein.

10.2	Joinder to the Purchase Agreement, dated as of October 19, 2015, by and among certain direct and indirect subsidiaries of NN, Inc., as additional parties to the Purchase Agreement filed herewith as Exhibit 10.1.

10.3	Credit Agreement, dated as of October 19, 2015, by and among NN, Inc., KeyBank National Association, as administrative agent, Regions Bank, a syndication agent and SunTrust Bank as documentation agent, and KeyBanc Capital Markets, Inc., SunTrust Robinson Humphrey, Inc. and Regions Capital Markets as joint lead arrangers and joint bookrunners.

10.4	Registration Rights Agreement, dated as of October 19, 2015, by and among NN, Inc., the subsidiary guarantors party thereto and SunTrust Robinson Humphrey, Inc.

10.5	Registration Rights Agreement Joinder, dated as of October 19, 2015, by and among certain direct and indirect subsidiaries of NN, Inc., as additional parties to the Registration Rights Agreement filed herewith as Exhibit 10.4.

99.1	Press Release of NN, Inc., dated October 20, 2015.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. NN, Inc. agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.